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                                                                   EXHIBIT 10.12

               ORIGEN FINANCIAL, LLC ENDORSEMENT SPLIT-DOLLAR PLAN

     THIS ORIGEN FINANCIAL, LLC ENDORSEMENT SPLIT-DOLLAR PLAN (the "Plan"), established as of November 14, 2003 (the "Effective Date"), by Origen Financial, LLC, 27777 Franklin Road, Suite 1700, Southfield, MI 48034, a Delaware limited liability company (the "Company" or "Employer"),

     WITNESSETH THAT:

     WHEREAS, the Company desires to establish this Plan for the benefit of certain of its employees (the "Employees" or "Participants");

     WHEREAS, this Plan will provide certain life insurance benefits for each Participant in the event of his or her death as defined herein, under a policy of life insurance insuring the life of the Participant (the "Policy");

     WHEREAS, the Company shall be the Owner of each Policy hereunder (the Company may sometimes be referred to herein as the "Owner"), and is willing to pay the premiums due on each Policy as an additional employment benefit for each Employee, on the terms and conditions hereinafter set forth;

     WHEREAS, the Employee or a party designated in the Participation Agreement (as hereinafter defined) shall be entitled to a portion of the death benefit of each Policy and, as such, shall possess certain Incidents of Ownership in and to the Policy, and

     WHEREAS, the Company shall endorse certain rights in each Policy to the Employee or a party designated in the Participation Agreement (as hereinafter defined);

     NOW, THEREFORE, the Company hereby establishes this Plan as of the Effective Date on the following terms and conditions:

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     1.   Establishment and Purpose. Company hereby establishes this Plan as of the Effective Date. The Plan shall be known as the Origen Financial, LLC Endorsement Split-Dollar Plan. The purpose of the Plan is to provide death benefits to the beneficiary designated by the Employee (or the party designated in the Participation Agreement) upon the Employee's death during the term of the Employee's participation in this Plan.

     2. Definitions. Except as otherwise provided herein, the following terms shall have the definitions hereinafter indicated whenever used in this Plan with initial capital letters:

          a. Beneficiary or Designated Beneficiary shall mean any person, entity or any combination thereof designated by the Employee (or the party designated in the Participation Agreement) in accordance with the procedures of the Insurer, as the beneficiary of the portion of the Policy death benefit payable hereunder to the designated beneficiary.

          b. Code shall mean the Internal Revenue Code of 1986, as amended, or any successor provisions.

          c.   Company shall have the same meaning as the term "Employer."

          d. Employee shall mean an employee of the Company selected by the Company to participate in this Plan, and who elects to participate in this Plan by executing and delivering to the Company a Participation Agreement, provided that all Participants herein shall be members of a select group of management or highly compensated employees.

          e. Employer shall mean Origen Financial, LLC, 27777 Franklin Road, Suite 1700, Southfield, MI 48034, a Delaware limited liability company, and its successors or assigns.

          f. Endorsement shall mean the document under which the Company shall endorse certain rights under the Policy to the Employee (or the party designated in the Participation Agreement).

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          g.   Incidents of Ownership shall have the same definition as in
Section 2042 of the Code, and all regulations thereunder.

          h. Insurer shall mean the life insurance company issuing a Policy with respect to an Employee under this Plan.

          i. Participant shall have the same definition herein as the term "Employee," provided that in the event the Participation Agreement designates an irrevocable life insurance trust or other person or entity as the party to have all Incidents of Ownership in the Endorsement and the Policy that otherwise would be owned by the Employee, notwithstanding any other provision herein, such trust or other person or entity shall be deemed to own all the Incidents of Ownership that otherwise would be held by the Employee.

          j. Participation Agreement shall mean an agreement in substantially the same form as Exhibit A attached hereto and incorporated herein by this reference, and as may be amended by the Employer from time to time, or any form designated by the Employer from time to time as the Participation Agreement.

          k. Plan shall mean this Origen Financial, LLC Endorsement Split-Dollar Plan.

     3. Eligibility and Participation. The Company shall select the employees who may participate hereunder from time to time, provided that in order to become a Participant hereunder, such employee must (i) execute a Participation Agreement in such form as the Company may require from time to time, and (ii) be a member of a select group of management or highly compensated employees.

     4. The Policy. The Company has purchased or shall purchase a Policy in the initial face amount set forth in the Participation Agreement on the life of the Employee. The Company

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and each Employee agree to take all necessary action to cause an Insurer to issue such a Policy and shall take any further action which may be necessary to cause the Policy to conform to the provisions of this Plan. The parties hereto agree that the rights to benefits under each Policy shall be subject to the terms and conditions of this Plan, the applicable Participation Agreement, and the Endorsement to the Policy filed with the Insurer.

     5. Policy Ownership. The Company shall be the sole and absolute owner of the Policy, and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as otherwise provided herein and in the Endorsement document executed with respect to the Policy.

     6. Beneficiary Designation. The Employee (or a party designated by the Employee in the Participation Agreement) may select the settlement option of the Policy and the Beneficiaries to receive the portion of Policy proceeds covered by the Endorsement, by specifying the same in the manner permitted by the Insurer. The parties hereto agree to take all action necessary to cause the beneficiary designation and settlement election provisions of the Policy to conform to the provisions hereof. Neither the Employee (nor the party designated in the Participation Agreement) shall take any action that would jeopardize the Company's ability to collect any amount that the Company is entitled to receive under this Plan, without the express written consent of the Company.

     7. Policy Premiums. On or before the due date of each Policy premium, or within the grace period provided therein, the Company shall pay the full amount of each premium to the Insurer, and shall, upon written request, promptly furnish evidence of timely payment of such premium to the Employee (or the party designated in the Participation Agreement). The Company shall annually furnish the Employee with a statement of the amount of income

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reportable by the Employee for federal and state income tax purposes, as a result of its payment of such premium. The amount of income reportable for income tax purposes by the Employee shall be measured by the lowest rate permitted by the government.

     8. Endorsement. The Company shall execute a separate Endorsement document (at the time an Employee becomes a Participant hereunder or shortly thereafter) under which the Company shall endorse certain rights to the Employee (or the party designated in the Participation Agreement), including the right to be paid the Target Death Benefit designated by the Employee's Participation Agreement, and in the event this Agreement terminates during the Employee's lifetime, the rights to acquire the Policy as provided herein. The Endorsement document relating to the Policy hereunder shall not be terminated, altered or amended by the Company, without the express written consent of the Employee (or the party designated in the Participation Agreement). The parties hereto agree to take all action necessary to cause the Endorsement to conform to the provisions of this Plan.

     9.   Certain Policy Rights.

          a. Except as otherwise provided herein, the Owner shall not sell, assign, transfer, surrender or cancel the Policy, without the express written consent of the Employee (or the party designated in the Participation Agreement).

          b. In the event the Employee designates an irrevocable life insurance trust or other person or entity under the Participation Agreement as the party to have all Incidents of Ownership in the Endorsement and the Policy that otherwise would be owned by the Employee, notwithstanding any other provision herein, such trust or other person or entity shall be deemed to own all the Incidents of Ownership that otherwise would be held by the Employee.

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          c.   Notwithstanding any provision hereof to the contrary, the
Employee shall have the right, at any time, to absolutely and irrevocably give to a donee (for example, an irrevocable life insurance trust), all of his or her right, title, and Incidents of Ownership in and to the Endorsement (and the Policy), subject to all the rights of the Company under this Agreement and in the Policy. The Employee may exercise this right by executing a written assignment or other document, and delivering notice thereof to the Company. Upon receipt of a copy of such assignment form, executed by the Employee and duly accepted by the donee thereof, the Company shall consent thereto in writing, and shall thereafter treat the Employee's donee as the sole owner of all of the Employee's right, title, and Incidents of Ownership in and to the Endorsement and the Policy, subject to this Plan and the ownership of the Policy by the Company. Thereafter, the Employee shall have no Incidents of Ownership in the Endorsement or the Policy, all such rights being vested in and exercisable only by such donee.

     10.  Death Benefit.

          a. If the Employee dies while he or she is a Participant under this Plan, the Company shall cooperate with the Beneficiary designated by the Employee (or the party designated in the Participation Agreement) to take whatever action is necessary to collect the death benefit provided under the Policy.

          b. Upon the death of the Employee, the Beneficiary shall receive a portion of such death benefit equal to the Target Death Benefit designated by the Employee's Participation Agreement. The balance of the death benefit provided under the Policy, if any, shall be paid to the Company. The parties hereto agree that the beneficiary designation provision of the Policy shall conform to the provisions hereof.

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          c.   In the event that, for any reason whatsoever, the Employee is the sole insured and no death benefit is payable under the Policy upon the death of the Employee and in lieu thereof the Insurer refunds all or any part of the premiums paid for the Policy, the Company and the Beneficiary shall share such premiums based on the same ratio that would have been used to divide a death benefit payable under the Policy.

     11. Termination of this Plan for All Participants, and Termination of an Employee's Participation.

          a. The participation of all Employees hereunder (and all rights held by persons or entities designated in a Participation Agreement) shall terminate, without notice, upon the occurrence of any of the following events: (i) total cessation of the Company's business; (ii) bankruptcy, receivership or dissolution of the Company; or (iii) termination of this Plan by the Company in accordance with Section 16 hereof.

          b. In addition, the Company and an Employee (or the party designated in the Participation Agreement) may mutually agree to terminate an Employee's participation hereunder (and all rights held by persons or entities designated in a Participation Agreement) at any time. Such termination shall be effective as of the date agreed upon.

          c. Also, an Employee's participation hereunder will automatically terminate upon the Employee's termination of employment, and if not sooner terminated, shall automatically terminate upon the Employee completing ten (10) Years of Participation under the Origin Financial, LLC Capital Accumulation Plan (the "Capital Accumulation Plan"), which is dated effective as of November 14, 2001, as amended. Any such event shall also automatically terminate all rights held by persons or entities designated in a Participation Agreement.

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     12.  Disposition of the Policy on Termination of Participation.

          a. For sixty (60) days after the date of termination of participation under this Plan, the Employee (or the party designated in the Participation Agreement) shall have the option of acquiring the Policy from the Company. To obtain such release, the Employee (or the party designated in the Participation Agreement) shall pay to the Company an amount equal to the cash surrender value of the Policy, less any indebtedness secured by the Policy which was incurred by the Company and remains outstanding as of the date of such termination, including any interest due on such indebtedness (herein the "Payment Amount"). Upon receipt of the Payment Amount, the Company shall transfer ownership of the Policy to the Employee (or the party designated in the Participation Agreement), by the execution and delivery of appropriate transfer of ownership documents, or such other documentation as shall be reasonably necessary to transfer ownership of the Policy.

          b. If the Employee (or the party designated in the Participation Agreement) fails to exercise such option within such sixty (60) day period, then, at the request of the Company, the Employee (or the party designated in the Participation Agreement) shall execute any document or documents required by the Insurer to cancel the Endorsement, Alternatively, the Company may enforce its right to be paid an amount equal to the Payment Amount from the cash surrender value of the Policy under the Policy. Thereafter, neither the Employee (nor the party designated in the Participation Agreement) nor his, her or its respective heirs, assigns or beneficiaries shall have any further interest in and to the Policy, either under the terms of the Endorsement or under this Plan. If the cash surrender value is insufficient to pay the Company an amount equal to the Payment Amount for any reason, neither the Employee, the party designated

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in the Participation Agreement, nor any other party shall have any liability hereunder for such deficiency.

     13. Termination of Employee's Participation and Forfeiture of Company's Interest if Company Misses a Premium. If the Company fails to pay a premium on a Policy on an Employee's life within sixty (60) days of the due date (as extended for any grace period), (i) such Employee's participation in this Plan shall terminate, (ii) the Company shall automatically forfeit all of its rights with respect to such Policy under this Plan, or under any other document, and the Company shall transfer ownership of the Policy to the Employee (or the party designated in the Participation Agreement); (iii) the Company shall execute any documents (and take any other actions) reasonably necessary to evidence that its interest in such Policy has been forfeited, and (iv) the Company's obligation under the Capital Accumulation Plan shall be reduced as provided in Section 6e of the Capital Accumulation Plan.

     14. Insurer Not a Party. The Insurer shall be fully discharged from its obligations under the Policy by payment of the Policy death benefit to the beneficiary or beneficiaries named in the Policy, subject to the terms and conditions of the Policy. In no event shall the Insurer be considered a party to this Plan, or any modification or amendment hereof. No provision of this Plan, nor of any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying, or in any other way affecting the obligations of the Insurer as expressly provided in the Policy, except insofar as the provisions hereof are made a part of the Policy by the Endorsement executed by the Company and filed with the Insurer in connection herewith.

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     15.  Named Fiduciary, Determination of Benefits, Claims Procedure and
Administration.

          a. Named Fiduciary and Determinations. The Company is the named fiduciary under this Plan. The Company, or a committee or other group designated by the Company, shall make all determinations as to rights to benefits under this Plan. The Company (or its designee) shall have full power and authority to interpret, construe and administer this Plan in its sole and absolute discretion. The interpretation and construction of this Plan by the Company (or its designee), and any action taken pursuant thereto, shall be binding and conclusive upon all parties in interest.

          b. No Liability. In no event shall any employee, agent, officer or director of the Company (or its designee) be liable to any person for any action taken or omitted to be taken in connection with the interpretation, construction or administration of this Plan, so long as such action or omission to act is made in good faith.

          c. Designation of Board of Managers. The Company hereby designates the Board of Managers to administer this Plan. The Board of Managers shall have all the authority as is granted to the Company under the terms of this Plan for the administration of this Plan in accordance with its terms and in ruling on such questions arising out of the administration, interpretation and application of the Plan. The Board of Managers may approve or disapprove all documents in connection herewith, and make all other determinations hereunder. Members of the Board of Managers may participate in the Plan, but no member of the Board of Managers shall be entitled to make decisions which relate solely to his or her own participation. The Company reserves the right to designate a different group or committee to administer this Plan from time to time, or to make any determinations directly at any time. If no such committee is

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designated at any time, such functions, as appropriate, may be conducted by the
Company's Board of Managers or other governing body. The Company's Board of Managers or other governing body hereby reserves the right to revoke such designation at any time and to make other designations (and to revoke such designations) at any time.

          d. Claims Procedure. The following provisions are hereby made a part of this Plan and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The following claims procedures shall apply for purposes of this Plan. Any and all persons presenting claims hereunder (individually or collectively, "Claimant") must follow these procedures.

               (a) For claims procedure purposes, the "Claims Manager" shall be the chairperson of the Executive Committee (or the chairperson of any other group or committee designated by the Employer to administer the Plan, or a designated member of the Board of Managers or other governing body of the Employer).

               (b) A Claimant shall make a claim for benefits hereunder by submitting a written claim to the Company (or its designee) in accordance with any procedures and guidelines established from time to time by the Company, and in the absence of any specific procedures or guidelines shall be delivered in the manner set forth herein for providing notice to the Company under this Plan. The Claims Manager shall decide whether the claim shall be allowed, and the following claims procedures shall apply:

                    (i) If for any reason a claim for benefits under this Plan is denied by the Claims Manager, the Claims Manager shall deliver to the Claimant a written explanation setting forth: the specific reason or reasons

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               for the denial; specific references to pertinent Plan provisions;
               a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and appropriate information as to the steps to be taken if the Claimant wishes to submit his or her claim for review, all written in a manner calculated to be understood by the Claimant. For this purpose:

                         (A) The Claimant's claim shall be deemed filed when delivered in writing as provided herein.

                         (B) The Claims Manager's explanation shall be in writing delivered to the Claimant within 90 days of the date the claim is filed, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90 days. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Claims Manager expects to render the final decision.

                    (ii) The Claimant shall have 60 days following his or her
               receipt of the denial of the claim to file with the Claims Manager a written

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               request for review of the denial. For such review, the Claimant or his or her representative may review pertinent documents and submit issues and comments in writing.

                    (iii) On review, a decision shall be made within 60 days
               after the Claims Manager's receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If such an extension of rime for review is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, as well as specific references to the pertinent Plan provisions on which the decision is based. If the decision on review is not furnished within such time, the claim shall be deemed denied on review. The Claims Manager may designate an appropriate person to review the claim, who may be a member of the Company's Board of Managers or other governing body, or a member of any other group or committee designated hereunder.

               (c) Conflicts of Interest. If the person who otherwise would make a determination under this Section 14 is the Claimant or is a member of the Claimant's family (within the definition of "family" under Section 267(c)(4) of the Code), the Board of Managers shall appoint another person to make any such determination.

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     16.  Amendment or Termination. The Company may amend, alter, modify or terminate this Plan on a prospective basis at any time, provided that no such amendment, modification, alteration or termination shall adversely affect a Participant or Beneficiary's entitlement to benefits previously accrued under this Plan. This Plan may not be amended, altered or modified retroactively, except by a written instrument signed by the Company and the Participants who would be adversely affected thereby or their respective successors.

     17. Notices. Any notice, consent or demand required or permitted to be given under the provisions of this Plan shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Company. In the case of a notice sent to the Company, the notice shall be sent to the attention of the Chief Executive Officer of the Company. The date of such mailing shall be deemed the date of notice, consent or demand.

     18. Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Michigan, without regard to its conflict of law rules.

     IN WITNESS WHEREOF, the Company has executed this Plan effective as of the Effective Date.

                                     ORIGEN FINANCIAL, LLC

                                     By /s/ W. Anderson Geater
                                        ----------------------------------
                                       Print Name: W. Anderson Geater, Jr.
                                       Print Title: Chief Financial Officer

                                                   "Company"

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